UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2017

STAPLES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On January 24, 2017, the Board of Directors of Staples, Inc. (the “Company”) amended and restated the Company’s by-laws to reduce the percentage of outstanding stock required for stockholders to call a special meeting from 25% to 15%.  Article I, Section 2.2 of the amended and restated by-laws permits eligible holders (as defined therein) of at least 15% of the outstanding shares of common stock of the corporation at the time of the request, to call a special meeting of stockholders, subject to the requirements set forth in the amended and restated by-laws. The Board of Directors has adopted these amendments in response to a shareholder proposal that received majority support at the June 2016 Annual Meeting of Stockholders, and after carefully considering the perspectives conveyed directly by shareholders as part of ongoing engagement.

Along with the amendments described above, the Board has also amended Article III, Sections 8.1 and 8.2 to clarify that the Chairperson of the Board position is separate from the position of chief executive officer of the Company, in accordance with our Corporate Governance Guidelines which generally provide that the Board intends to elect a Chairperson who is an Independent Director whenever possible. The amended and restated by-laws, which were also revised to be gender neutral, are effective immediately.

The foregoing description is qualified in its entirety by reference to the amended and restated by-laws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On January 24, 2017, the Company issued a press release announcing the by-law amendments described above. A copy of the press release is attached as Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed (in the case of Exhibit 3.1) or furnished (in the case of Exhibit 99.1) as part of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 24, 2017	Staples, Inc.

		By:	/s/ Michael T. Williams
Michael T. Williams
Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description
3.1	By-laws of Staples, Inc., as amended and restated through January 24, 2017.
99.1	Press Release dated January 24, 2017.